Exhibit 10.17

Horn & Co. Draft May 16, 2019

SECOND AMENDMENT TO SERVICES AGREEMENT

This Second AMENDMENT TO SERVICES Agreement (this “Amendment”), effective as of November 30, 2018 (the “Effective Date”), is made and entered into by and between INX Limited, a company organized under the laws of Gibraltar (the “Company”) and Bentley Limited, a company organized under the laws of England and Wales (the “Consultant”). Each of the Consultant and the Company shall sometimes be referred to as a “Party” and collectively, as the “Parties”.

RECITALS

WHEREAS, the Parties entered into a Services Agreement, dated March 8, 2018, as amended on August 1, 2018 (the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement, as further set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall bear the meanings ascribed to them in the Agreement.

2.	Section 2.1 (A) shall be added after Section 2.1 and before Section 2.2 to read as follows:

“Notwithstanding the 100,000 INX Tokens cap set forth in Section 2.1(ii) above, commencing as of December 1, 2018 (the “Commencement Date”) and until the consummation of the initial public offering of INX Tokens contemplated by the Company, the Consultant shall be entitled to a grant of additional 7,500 INX Tokens per each month of services rendered by it to the Company as of the commencement date, in consideration for an exercise price of US$ 0.01 per each INX Token.”

3.	Unless amended hereby, all provisions of the Agreement shall remain in full force and effect.

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Confidential

Final

[Signature Page to the Second Amendment to Services Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

/s/ Alan Silbert	/s/ James Crossley
INX LIMITED	BENTLEY LIMITED

By:	Alan Silbert, Director	By:	James Crossley, Director

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